Exhibit 10.1.2

                          AMENDMENT TO CREDIT AGREEMENT

         AMENDMENT dated as of February 19, 1999 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of May 1, 1998 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), by and among Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), the B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz" and, together with Millbrook, the "Borrowers"), the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) to the Credit Agreement, The Chase Manhattan Bank, as administrative and collateral agent for the Lenders (in such capacity, the "Agent"), and NationsBank, N.A., as co-agent and documentation agent.

         WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Amendment, the Credit Agreement is hereby amended as follows:

                  (a) Clause (i) of the definition of "Eligible Inventory" contained in Section 1.01 of the Credit Agreement is hereby restated in its entirety to read as follows:

         "(i)(x) is not located at one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement (Millbrook) or Security Agreement (Manischewitz), as applicable, and with respect to which the Agent has not been granted and has not perfected a valid, first priority security interest or
         (y) with respect to Manischewitz only, is maintained at a location at which the aggregate inventory has a value of less than $200,000."

                  (b) Clause (b) and (c) of the definition of "Eligible Receivables" contained in Section 1.01 of the Credit Agreement as restated in their entirety to read as follows:

         "(b) in the case of Millbrook, the payment due on a Receivable is not more than 90 days past the invoice date, in the case of


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         Manischewitz, with respect to "daily sales" made by
         Manischewitz, the payment due on the Receivable is not more than 90 days past the invoice date or, in the case of "Passover sales" made by Manischewitz, the payment due on the Receivable is not more than 105 days past the shipping date (subject to adjustment, at the reasonable discretion of the Agent, after good faith consultation with the Borrower, based on the Jewish calendar) for the underlying goods (provided that "Passover sales" made between October 1st and December 31st of each year shall be treated, for the purposes hereof, as being shipped on December 31st); (c) in the case of Millbrook the payments due on more than 50% of the Receivables from the same customer are less than 90 days past the invoice date, and in the case of Manischewitz with respect to "daily sales" made by Manischewitz, the payments due on more than 50% of all Receivables from the same Customer are less than 90 days past the invoice date or, in the case of "Passover sales" made by Manischewitz, the payments due on more than 50% of the Receivables from the same customer are less than 105 days past the shipping date (subject to adjustment, at the reasonable discretion of the Agent, after good faith consultation with the Borrower, based on the Jewish calendar) for the underlying goods (provided that "Passover sales" made between October 1st and December 31st of each year shall be treated, for the purposes hereof, as being shipped on December
         31st);"

                  (c) The definition of "Eligible Manischewitz Inventory" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase "work-in-progress (subject to field examination confirmation reasonably satisfactory to the Agent)".

                  (d) The definition of "Eligible Manischewitz Receivables" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase "including receipt of royalties from the licensing of trademarks (subject to field examination confirmation reasonably satisfactory to the Agent)".

                  (e) The second sentence of the first paragraph of Section 2.01(b) of the Credit Agreement is hereby restated in its entirety to read as follows:

         "Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Total Revolving Credit Commitment and (B) an amount equal to the sum of (i) up to eighty-five percent (85%) of the Net Amount of Eligible Millbrook Receivables and eighty-five percent (85%) of the Net Amount of Eligible Manischewitz Receivables, plus (ii) the lesser of (a)


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         $55,000,000 and (b) up to sixty-five percent (65%) of
         the Net Amount of Eligible Millbrook Inventory and up to sixty-five percent (65%) of the Net Amount of Eligible Manischewitz Inventory (this clause (1)(B) referred to herein as the "Borrowing Base") minus (2) the Letter of Credit Usage at such time (not to exceed $10,000,000 at any time).

                  (f) the last sentence of the first paragraph of Section 2.01(b) is hereby restated in its entirety to read as follows:

         "The Borrowing Base will be computed monthly (for the Borrowers on a combined basis; provided that after good faith consultation with Borrower, the Agent may request a different presentation of the Borrowing Base) and a compliance certificate (prepared on a combined basis for the Borrowers) will be delivered to the Agent by a Responsible Officer of the Borrowers in accordance with
         Section 6.05 hereof. In addition, the Borrowers shall furnish the Agent, on a monthly basis, with a Receivables aging schedule and a listing of inventory by location, each on a separate basis, for each of the Borrowers."

                  (g) Section 6.05(g) of the Credit Agreement is hereby amended by inserting the words "for each Borrower" after the words "inventory location schedule" appearing in the ninth line thereof.

                  (h) Section 6.05(i) of the Credit Agreement is hereby restated in its entirety to read as follows:

         "(i) within four Business Days after the end of each week, a report detailing weekly sales, collections, debit and credit adjustments for the Borrowers on a combined basis, in each case, in form reasonably satisfactory to the Agent;"

         3. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

                  (a) All representations and warranties made by the Borrowers in Article IV of the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

                  (b) Each of the Borrowers has the requisite power to execute, deliver and carry out the terms and provisions of this Amendment.


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                  (c) This Amendment has been duly executed and delivered by each of the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

                  (d) No event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Credit Agreement.

         4. Conditions Precedent. Notwithstanding any term or provision of this Amendment to the contrary, Paragraph 2 hereof shall not become effective until the Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrowers and the Agent.

         5. Schedule I to Security Agreement (Manischewitz). Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Amendment,
Schedule I to the Security Agreement (Manischewitz) is hereby amended to add the following locations of Collateral:

             1 Manischewitz Plaza
             (also known as 340 Marin Boulevard or Henderson Street) Jersey City, New Jersey 07302

             214 North Delsea Drive
             Vineland, New Jersey 08360

         6. Fees and Expenses of Agent. The Borrowers agree to pay all reasonable out-of-pocket fees and expenses incurred by the Agent in connection with this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent.

         7. References to Credit Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of this Amendment, the Credit Agreement as amended by this Amendment.

         8. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement, and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Amendment.


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         9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         10. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or members, as applicable, thereunto duly authorized, as of the day and year first above written.


                                  MILLBROOK DISTRIBUTION SERVICES INC.

                                  By: /s/ Steven M. Grossman
                                      ------------------------------------------
                                      Name:  Steven M. Grossman
                                      Title: Executive Vice President


                                  THE B. MANISCHEWITZ COMPANY, LLC

                                  By: Richard A. Bernstein, its managing member

                                      /s/ Richard A. Bernstein
                                      ------------------------------------------
                                      Richard A. Bernstein


                                  THE CHASE MANHATTAN BANK, as Agent

                                  By: /s/ Michael J. Miller
                                      ------------------------------------------
                                      Name:  Michael J. Miller
                                      Title: Vice President



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